

<ARTICLE> 9
<LEGEND> This schedule contains summary financial information extracted from
Form 10-K for the period ended December 31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                          19,878
<INT-BEARING-DEPOSITS>                           4,642
<FED-FUNDS-SOLD>                                 9,862
<TRADING-ASSETS>                                 5,345
<INVESTMENTS-HELD-FOR-SALE>                     44,852
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                        155,398
<ALLOWANCE>                                      2,271
<TOTAL-ASSETS>                                 261,496
<DEPOSITS>                                     161,542
<SHORT-TERM>                                    40,101
<LIABILITIES-OTHER>                             16,995
<LONG-TERM>                                     22,298<F1>
<COMMON>                                            12
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        190
<OTHER-SE>                                      20,358<F2>
<TOTAL-LIABILITIES-AND-EQUITY>                 261,496
<INTEREST-LOAN>                                 14,106
<INTEREST-INVEST>                                2,297
<INTEREST-OTHER>                                 1,121
<INTEREST-TOTAL>                                17,524
<INTEREST-DEPOSIT>                               4,943
<INTEREST-EXPENSE>                               8,177
<INTEREST-INCOME-NET>                            9,347
<LOAN-LOSSES>                                    1,408
<SECURITIES-GAINS>                                 155<F3>
<EXPENSE-OTHER>                                 11,545<F4>
<INCOME-PRETAX>                                  4,465
<INCOME-PRE-EXTRAORDINARY>                       3,108
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     3,108
<EPS-PRIMARY>                                     2.65<F5>
<EPS-DILUTED>                                     2.61
<YIELD-ACTUAL>                                    4.52
<LOANS-NON>                                        729
<LOANS-PAST>                                     1,159
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 2,817
<CHARGE-OFFS>                                    1,945
<RECOVERIES>                                       447
<ALLOWANCE-CLOSE>                                2,271
<ALLOWANCE-DOMESTIC>                                 0<F6>
<ALLOWANCE-FOREIGN>                                  0<F6>
<ALLOWANCE-UNALLOCATED>                              0<F6>

<F1> Guaranteed Preferred Beneficial Interest in the Corporation's Junior
     Subordinated Debt of $996 million is included in long-term debt.

<F2> Treasury stock of $84 million is included as a reduction of other stockholders' equity.

<F3> Investment securities gains do not include the Corporation's Equity
     Securities Gains, which totaled $250 million.

<F4> Includes salaries and employee benefits of $4,477 million, outside service fees and processing of $1,349 million, merger-related and restructuring charges of $1,062 million, and marketing and development of $1,024 million and other expenses of $3,633 million.

<F5> Primary earnings per share represents Basic earnings per share.

<F6> The Corporation is not required to present separate data related to foreign activities. Allocation for potential losses not specifically identified has been included in the commercial segment.

